Exhibit 8.1

List of Subsidiaries and Variable Interest Entity of the Registrant

Subsidiaries	Place of Incorporation
BaiJiaHuLian HK Holdings Limited	Hong Kong, China
Beijing Lexuebang Network Technology Co., Ltd.	Mainland, China
Wuhan Yuexuebang Network Technology Co., Ltd.	Mainland, China
Beijing Yuexuebang Network Technology Co., Ltd	Mainland, China
Shanghai Chuxuebang Network Technology Co., Ltd	Mainland, China

Consolidated Variable Interest Entity	Place of Incorporation
Beijing BaiJia Technology Co., Ltd.	Mainland, China

Subsidiaries of Consolidated Variable Interest Entity	Place of Incorporation
Beijing Genshuixue Technology Co., Ltd.	Mainland, China
Beijing Jiazi Technology Co., Ltd.	Mainland, China
Shanghai Jinyou Education Technology Co., Ltd.	Mainland, China
Zhengzhou GaoTuYunJi Education Technology Co., Ltd.	Mainland, China
Taiyuan GaoTuYunJi Education Technology Co., Ltd.	Mainland, China
Zhejiang Genshuixue Education Technology Co., Ltd.	Mainland, China
Nanchang Genshuixue Education Technology Co., Ltd.	Mainland, China
Tianjin Genshuixue Education Technology Co., Ltd.	Mainland, China
Tianjin Puxin Online School Education Technology Co., Ltd.	Mainland, China
Beijing BaiJiaChengXi Education Technology Co., Ltd.	Mainland, China
Beijing GaoTuYunji Education Technology Co., Ltd.	Mainland, China
Shandong Genshuixue Internet Technology Co., Ltd.	Mainland, China
Xi’an GaoTuYunJi Education Technology Co., Ltd.	Mainland, China
Wuhan GaoTuYunJi Education Technology Co., Ltd.	Mainland, China
Anhui Genshuixue Education Technology Co., Ltd.	Mainland, China
Jiangsu Genshuixue Education Technology Co., Ltd.	Mainland, China
Chengdu GaoTuYunJi Education Technology Co., Ltd.	Mainland, China
Changsha GaoTuYunJi Education Technology Co., Ltd	Mainland, China